Exhibit 10.82

ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT, dated as of December 1, 2011, is entered into by SNH CALI TENANT LLC, a Delaware limited liability company (the “Company”).

RECITALS:

The Company has entered into a Management Agreement (the “Management Agreement”) with FVE Managers, Inc., a Maryland corporation (“Manager”), dated as of December 1, 2011, with respect to the assisted living facility known as Tiffany Court and located at 1866 San Miguel Drive, Walnut Creek, California (“Tiffany Court”).

Manager and certain affiliates of the Company are parties to that certain Pooling Agreement, dated as of May 12, 2011, by and among the Manager and the parties listed on Schedule A thereto (the “Pooling Agreement”).  Capitalized terms used in this Accession Agreement without definition shall have the meanings given to such terms in the Pooling Agreement.

The Company desires to become a party to the Pooling Agreement with respect to Tiffany Court.

NOW, THEREFORE:

The Company hereby accedes and becomes a party to the Pooling Agreement as an Additional TRS, agrees to be bound by the provisions of the Pooling Agreement with respect to Tiffany Court, and acknowledges that provisions of the Management Agreement will be superseded as provided therein, on and after the date first above written.

IN WITNESS WHEREOF, this Accession Agreement has been duly executed and delivered by the Company with the intention of creating an instrument under seal.

COMPANY:

SNH CALI TENANT LLC,
a Delaware limited liability company

By:	/s/ Richard A. Doyle
Richard A. Doyle
President

ACCEPTED:

FVE MANAGERS, INC.,
a Maryland corporation

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

Schedule to Exhibit 10.82

There are nine accession agreements to the Pooling Agreement with FVE Managers, Inc., a representative form of which is filed herewith.  The other eight accession agreements, with the respective parties and applicable to the respective communities listed below, are substantially identical in all material respects to the representative form of accession agreement filed herewith.

Entity	Facility	Date

SNH BRFL Tenant LLC	22601 Camino Del Mar, Boca Raton, Florida 33433	December 15, 2011

SNH CCMD Tenant LLC	8100 Connecticut Avenue, Chevy Chase, Maryland 20815	December 15, 2011

SNH PLFL Tenant LLC	8500 West Sunrise Boulevard, Plantation, Florida 33322	December 15, 2011

SNH Teaneck Tenant LLC	655 Pomander Walk, Teaneck, New Jersey 07666	December 15, 2011

SNH SE Tenant TRS, Inc.	1371 South Ocean Boulevard, Pompano Beach, Florida 33062	December 15, 2011

SNH SE Tenant TRS, Inc.	2480 North Park Road, Hollywood, Florida 33021	December 15, 2011

SNH SE Tenant TRS, Inc.	3201 Plumas Street, Reno, Nevada 89509	December 15, 2011

SNH SE Tenant TRS, Inc.	200 Terrace Lane, Priceville, Alabama 35603	February 1, 2012